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                                  EXHIBIT 21.1

                          DIGITAL MICROWAVE CORPORATION

                              LIST OF SUBSIDIARIES


                              DMC Telecom U.K. Ltd.
                             East Kilbride, Scotland

                             DMC Telecom Canada Inc.
                                 Toronto, Canada

                           DMC de Mexico, S.A. de C.V.
                               Mexico City, Mexico

                      Digital Microwave de Venezuela, C.A.
                               Caracas, Venezuela

                                 DMC de Colombia
                          Santa Fe de Bogota, Colombia

                          DMC Telecom Philippines, Inc.
                            Metro Manila, Philippines